UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 24, 2023 (May 18, 2023)
CVS HEALTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island            02895
(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code:         (401) 765-1500
Former name or former address, if changed since last report:    N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.
The following are the voting results on each matter submitted to the stockholders of CVS Health Corporation (the “Company”) at the Annual Meeting of Stockholders held on May 18, 2023 (the “Annual Meeting”). The proposals below are described in detail in the proxy statement filed by the Company on April 7, 2023 (the “Proxy Statement”). There were present at the Annual Meeting, in person or by valid proxy, the holders of 1,094,311,903 shares of the Company’s common stock, constituting a quorum.
At the Annual Meeting, the 11 nominees for director were elected to the Company’s Board of Directors for a term of one year (Item 1). The Company proposal regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023 (Item 2) was approved. The Company proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (Item 3) was approved. A non-binding resolution recommending the frequency of future stockholder advisory votes on executive compensation resulted in a recommendation of every (1) year (Proposal 4), and the Company has therefore determined to hold such votes on an annual basis. Five stockholder proposals (Items 5, 6, 7, 8 and 9) were not approved.

Item		For	Against	Abstained	Broker Non-Votes
1.	The election, for one-year terms, of persons nominated for election as directors of the Company, as set forth in the Company’s Proxy Statement, was approved by the following votes:
	Fernando Aguirre	925,062,189	8,132,293	2,405,340	158,712,081
	Jeffrey R. Balser, M.D., Ph.D.	928,062,463	5,204,926	2,332,433	158,712,081
	C. David Brown II	853,128,602	80,082,541	2,388,679	158,712,081
	Alecia A. DeCoudreaux	925,424,340	7,915,789	2,259,693	158,712,081
	Nancy-Ann M. DeParle	924,834,963	8,510,447	2,254,412	158,712,081
	Roger N. Farah	909,740,516	23,460,408	2,398,898	158,712,081
	Anne M. Finucane	868,914,565	64,429,848	2,255,409	158,712,081
	Edward J. Ludwig	924,992,033	8,232,614	2,375,175	158,712,081
	Karen S. Lynch	922,499,968	10,867,397	2,236,457	158,712,081
	Jean-Pierre Millon	901,803,453	31,371,785	2,424,584	158,712,081
	Mary L. Schapiro	925,879,978	7,464,614	2,255,230	158,712,081
2.	Company proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023, as set forth in the Company’s Proxy Statement, was approved by the following vote:	1,066,204,214	25,251,007	2,856,682	None
3.	Company proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as set forth in the Company’s Proxy Statement, was approved by the following vote:	745,115,461	185,740,147	4,744,214	158,712,081
4.	Company proposal seeking a recommendation, on an advisory basis, regarding the frequency of future stockholder votes on executive compensation resulted in a recommendation of every one (1) year, with the following votes recorded:	One year: 911,385,062	Two years: 2,416,638	Three years: 18,824,696	Abstain: 2,973,426
5.	Stockholder proposal requesting paid sick leave for all employees, as set forth in the Company’s Proxy Statement, was not approved by the following vote:	239,883,042	675,362,283	20,354,497	158,712,081
6.	Stockholder proposal for reducing the Company’s ownership threshold to request a special stockholder meeting, as set forth in the Company’s Proxy Statement, was not approved by the following vote:	380,646,548	551,246,853	3,706,421	158,712,081
7.	Stockholder proposal regarding “fair elections” and requiring stockholder approval of certain types of by-law amendments, as set forth in the Company’s Proxy Statement, was not approved by the following vote:	171,929,804	755,940,917	7,729,101	158,712,081
8.	Stockholder proposal requesting a report on a “worker rights assessment”, as set forth in the Company’s Proxy Statement, was not approved by the following vote:	241,981,808	676,428,357	17,189,657	158,712,081
9.	Stockholder proposal to prevent Company directors from simultaneously sitting on the boards of directors of any other company, as set forth in the Company’s Proxy Statement, was not approved by the following vote:	12,060,476	918,626,020	4,913,326	158,712,081

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: May 24, 2023	By:	/s/ Colleen M. McIntosh
Colleen M. McIntosh
Senior Vice President, Corporate Secretary
and Chief Governance Officer